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MYLEX CORPORATION                                               EXHIBIT 11.1
EARNINGS (LOSS) PER SHARE COMPUTATION
THREE and SIX MONTHS ENDED June 28, 1997 AND June 30, 1996

The basis for computing net income (loss) per common share is described in Note A to the financial statements, beginning on page 6 of the Company's Quarterly Report on Form 10-Q for the three and six months ended June 28, 1997 and June 30, 1996.

The computation of earnings (loss) per share is as follows:

                                                        THREE MONTHS ENDED
(in $000's except for per share data)

                                                       JUNE 28        JUNE 30
                                                        1997           1996
                                                      ---------       --------
NET EARNINGS (LOSS)                                    $(1,431)       $ 4,601
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING DURING THE PERIOD                         20,558         20,197
NUMBER OF COMMON SHARE EQUIVALENTS RESULTING
  FROM STOCK OPTIONS AND WARRANTS, COMPUTED
  USING THE TREASURY STOCK METHOD AND THE
  AVERAGE STOCK PRICE                                        -          1,528
                                                       --------       --------
NUMBER OF COMMON AND COMMON SHARES
  EQUIVALENTS USED IN COMPUTATION                       20,558         21,725
                                                       --------       --------
EARNINGS (LOSS) PER SHARE                              $ (0.07)       $  0.21
                                                       --------       --------


                                                           SIX MONTHS ENDED
(in $000's except for per share data)
                                                       JUNE 28        JUNE 30
                                                        1997           1996
                                                      ---------       --------
NET EARNINGS (LOSS)                                    $(4,209)       $ 9,726
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING DURING THE PERIOD                         20,641         19,936
NUMBER OF COMMON SHARE EQUIVALENTS RESULTING
  FROM STOCK OPTIONS AND WARRANTS, COMPUTED
  USING THE TREASURY STOCK METHOD AND THE
  AVERAGE STOCK PRICE                                        -          1,704
                                                       --------       --------
NUMBER OF COMMON AND COMMON SHARES
  EQUIVALENTS USED IN COMPUTATION                       20,641         21,640
                                                       --------       --------
EARNINGS (LOSS) PER SHARE                              $ (0.20)        $ 0.45
                                                       --------       --------


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